EXHIBIT 23.1



              CONSENT OF INDEPENDENT ACCOUNTANTS
             -----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 1995, appearing on page F-29 of Storage Technology Corporation's Annual Report on Form 10-K for the year ended December 30, 1994.



PRICE WATERHOUSE LLP

Denver, Colorado
May 2, 1995